STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

C T CORPORATION SYSTEM

NV

Job:C20190620-2215
June 20, 2019

Special Handling Instructions:
FSC, STOCK SPLIT,EMAIL 06/20/2019 AP

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Stock Split	20190265227-46	6/20/2019 4:18:10 PM	1	$175.00	$175.00
1 Hour Expedite	20190265227-46	6/20/2019 4:18:10 PM	1	$1,000.00	$1,000.00
Total					$1,175.00

Payments

Type	Description	Amount
Billed	750060	$1,175.00
Total		$1,175.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy 1

C T CORPORATION SYSTEM

NV

DocuSign Envelope ID: 3CDA8A2A-74AA-4BF0-A0B0-8C875AD0723E

090303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20190265227-46
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 06/20/2019 4:18 PM
	Entity Number E0258042011-1

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Artelo Biosciences, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

150,000,000 shares of common stock, with a par value of $0.001 per share and
50,000,000 shares of preferred stock, with a par value of $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

18,750,000 shares of common stock, with a par value of $0.001 per share and
6,250,000 shares of preferred stock, with a par value of $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock will be issued in exchange for every eight (8) shares of authorized, issued and outstanding common stock and one (1) share of preferred stock will be issued in exchange for every eight (8) shares of authorized, issued and outstanding preferred stock (i.e., a 1:8 reverse stock split).

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of common stock and/or preferred stock will be paid out by the Company at a price per share determined as of the effective date and time of this Certificate of Change.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X DocuSigned by: Gregory D. Gorgas
E08E00C3E6094C8...

Signature of Officer

Gregory D. Gorgas, Chief Executive Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.